EXHIBIT 10.16

To:	Staloudi Shipping Corporation
32 Karamanli Avenue
166 05 Voula
Greece

May 2008

Dear Sirs

Supplemental Letter

1

We refer to the loan agreement dated 29 May 2006 (the “Loan Agreement”) made between (1) Staloudi Shipping Corporation as borrower (the “Borrower”) and (2) Deutsche Schiffsbank as lender (the “Bank”), pursuant to which the Bank agreed (inter alia) to make available (and has made available) to the Borrower a multicurrency loan of Thirty six million Dollars ($30,000,000) upon the terms and conditions contained therein.

2	Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires, have the same meaning where used in this Letter.

3

The Bank hereby confirms its consent to the entry by the Borrower and the Manager into a new management agreement in respect of the Ship, pursuant to the terms described in the Borrower’s letter of 6 February 2008 addressed to the Bank and subsequent discussions. The Bank, the Borrower and the Manager hereby agree and acknowledge that references in the Manager’s Undertaking and the other Security Documents to the “Management Agreement” shall be deemed to be references to such new management agreement referred to above, in substitution of the Management Agreement currently referred to therein.

4

At the Borrower’s request, the Bank and the Borrower hereby agree that the Loan Agreement shall, with effect on and from the Effective Date (as defined below), be (and it is hereby) amended in accordance with the following provisions (and the Loan Agreement (as so amended) will continue to be binding upon each of the parties thereto upon such terms as so amended):

	(a)	By inserting the following new definition of “HoldCo” in the correct alphabetical order in clause 2.2

““HoldCo” means Safe Bulkers, Inc. of the Marshall Islands and it includes its successors in title;”;

	(b)	by deleting the definition of “Management Agreement” in clause 12.1 (j) and by inserting the following new definition of “Management

Agreement” in the correct alphabetical order in clause 2.2:

““Management Agreement” means, together, the agreement dated 2008 entered into between HoldCo and the Manager and the agreement dated 2008 entered into between the Borrower and the Manager, providing (inter alia) for the Manager to manage the Ship, as amended and supplemented from time to time;”;

(c)	by deleting clause 13.1 (n) in its entirety and by inserting in its place the following new clause 13.1. (n):

(n) if without the prior written consent of the Bank the Borrower ceases to be owned by the Holdco and the Vessel ceases to be managed by the Manager,

(d)	By inserting the following new clause 14.6

“The Borrower will send to the Bank:

(a) as soon as possible, but in no event later than 180 days after the end of each financial year, its unaudited financial statements for that financial year;

(b) as soon as possible, but in no event later than 180 days after the end of each financial year the consolidated audited financial statements of HoldCo for that financial year;

(c) from time to time, and on demand, such additional financial or other information relating to the Borrower / HoldCo and/or the Ship as may reasonably be requested by the Lender.”

5

The Bank and the Borrower hereby agree that the agreement of the Bank contained in paragraph 3 above and the amendments to the Loan Agreement set out in paragraph 4 above shall become effective on the date (the “Effective Date”) when the Borrower and the Manager have executed this Letter; provided that following the Effective Date, the Borrower shall promptly deliver to the Bank such documents and evidence of the type referred to in the Agreement as reasonably required by the Bank, in respect of this Letter, and the transactions contemplated herein and therein.

6

The Bank and the Borrower shall promptly execute such further documentation and take all such other actions as may be reasonably required to reflect the Bank’s consent, evidenced by this letter, to the various changes of ownership involved in the Reorganization and the Offering (as such capitalized terms are defined in the Borrower’s letter to the Bank of 6 February, 2008), as well as any exchange of, and corporate actions in connection with the exchange of, bearer shares for registered shares.

7	Save as amended by this Letter, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this Letter shall be read and construed as one instrument.

8

Each of the other Security Documents and the obligations of the Security Parties thereunder shall remain and continue in full force and effect notwithstanding the amendments to the Loan Agreement contained in this Letter.

9

References to the “Agreement” or the “Loan Agreement” in any of the Security Documents shall henceforth be references to the Loan Agreement as amended by this Letter and as from time to time hereafter amended and shall also be deemed to include this Letter and the obligations of the Security Parties hereunder.

10

This Letter is governed by, and shall be construed in accordance with, the laws of the Federal Republic of Germany and any dispute hereunder shall be resolved in the same courts as provided for in clause 23 of the Loan Agreement.

Deutsche Schiffsbank
Aktiengesellschaft

We acknowledge receipt of this letter and agree in full to the terms and conditions set out above and the amendments of the Loan Agreement contained therein.

EXECUTED	)
by	)
for and on behalf of	)
STALOUDI SHIPPING CORPORATION	)	Attorney-in-fact
In the presence of:	)

Witness Name: Address: Occupation:

EXECUTED	)
by	)
for and on behalf of	)
SAFETY MANAGEMENT OVERSEAS S.A.	)	Attorney-in-fact
In the presence of:	)

Witness Name: Address: Occupation: